EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-25140, 333-03901 and 333-65042 of The PNC Financial Services Group, Inc. on Form S-8 of our report dated June 11, 2004, appearing in the Amendment No. 1 on Form 11-K/A of The PNC Financial Services Group, Inc. Incentive Savings Plan for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

June 28, 2004

Pittsburgh, Pennsylvania